UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  November 4, 2015
PERFORMANCE SPORTS GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                 Costs Associated with Exit or Disposal Activities

On November 4, 2015, the management of Bauer Hockey Corp. (“Bauer”), an indirectly wholly-owned subsidiary of Performance Sports Group Ltd. (the “Company”), announced to the employees of its distribution facility (the “Distribution Facility”) in Mississauga, Ontario, its intention to discontinue distribution operations at the Distribution Facility in February 2016. The management of the Company committed to the closure of the Distribution Facility on November 3, 2015. As a result, 59 employees of Bauer are expected to be terminated between January and February 2016. The Distribution Facility is being closed in an effort to better align the Company’s distribution activities with its overall business needs while enabling the Company to better serve its customers and is part of the Company’s five-year plan to improve pre-tax profitability by $30 million (excluding certain non-recurring costs or one-time costs that may be required to implement some of the related initiatives), which was first announced by the Company in October 2014. The Company currently expects to incur estimated pre-tax expenses and charges of $3.8 million in connection with the discontinuation of distribution activities at the Distribution Facility. These expenses and charges include the following major components: (i) estimated employee-related costs (including severance) of $3.0 million and (ii) estimated other related costs of $0.8 million. The Company estimates that substantially all of these expenses and charges will be cash expenditures. The Company further expects the expenses and charges related to this action will be largely completed by the end of the Company’s fourth quarter of Fiscal 2016. The Company’s fiscal year ends May 31st.

The Company currently expects to recoup the estimated expenses and charges of $3.8 million within approximately one year following the February closure of the Distribution Facility due to improved efficiencies.
This current report (the “Report”) on Form 8-K contains forward-looking statements within the meaning of applicable securities laws, including with respect to the expected financial effect of the discontinuance of the distribution operations at the Distribution Facility, including estimate of expenses and charges, recouping of the estimated $3.8 million in expenses and charges within approximately one year following the February closure of the Distribution Facility, and realizing improved efficiencies as a result of the closure of the Distribution Facility and as part of our profitability improvement initiative. Statements that may be considered forward-looking include statements incorporating terms such as “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases that relate to future events, performance, or results of the Company and specifically include statements made in this Report regarding the expected costs, savings, and timing of the discontinuance of the distribution operations as well as the reduction in workforce at such facility. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of the Company and management’s present expectations or projections, including unexpected adjustments made in connection with the preparation and review of the Company’s financial statements. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Additional risk factors are detailed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K dated August 26, 2015 and in the Company’s first quarter 2016 report on Form 10-Q dated October 14, 2015, which are available on EDGAR at www.sec.gov, on SEDAR at www.sedar.com and on the Company’s website at www.performancesportsgroup.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this Report are made as of the date of this Report, and we have no intention and undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

All dollar amounts are in U.S. dollars.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 4, 2015
PERFORMANCE SPORTS GROUP LTD.

By:	/s/ Amir Rosenthal
	Name:	Amir Rosenthal
	Title:	President, PSG Brands, and Chief Financial Officer